Exhibit 1.1

                               PLACEMENT AGREEMENT

                                      among

                            CRM USA Holdings Trust I,
                                     Issuer

                             CRM USA Holdings, Inc.,
                                     Sponsor

                               CRM Holdings, Ltd.,
                                Parent Guarantor

                                       and

                                 COHEN & COMPANY
                                 Placement Agent

                          Dated as of November 14, 2006

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         PLACEMENT AGREEMENT, dated as of November 14, 2006 (this "Agreement"), among CRM USA Holdings Trust I, a statutory trust created under the laws of the State of Delaware (the "Issuer"), CRM Holdings, Ltd., an exempted holding company incorporated under the laws of Bermuda ("Parent Guarantor"), CRM USA Holdings, Inc., a Delaware corporation (the "Sponsor" and, together with the Parent Guarantor and Issuer, the "Trust Parties"), and Cohen & Company, a Delaware corporation, as placement agent (the "Placement Agent").

         WHEREAS, the Issuer proposes to issue at least U.S. $35,000,000 Trust Preferred Securities due December 15, 2036 (the "Securities") pursuant to a Term Sheet and Letter of Intent dated September 28, 2006, attached hereto as Annex D, that, with the exception of the issuance amount, set forth the proposed terms of the transactions contemplated herein;

         WHEREAS, the Securities will be issued to the purchasers ("Initial Purchasers") pursuant to an Amended and Restated Declaration of Trust (the "Declaration") dated as of November 14, 2006 (the "Closing Date") among the Sponsor, the Parent Guarantor, The Bank of New York Trust Company, National Association, as Institutional Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrators named therein;

         WHEREAS, the Issuer has agreed not later than the Closing Date to provide the Placement Agent with a copy of the Declaration and any other documents required to be delivered pursuant to the terms hereof or the Declaration;

         WHEREAS, the Issuer will use the proceeds from the sale of the Securities to purchase Debentures (as defined in the Declaration); and

         WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Declaration.

         NOW IT IS HEREBY AGREED as follows:

                  1.       PLACEMENT OF SECURITIES; COMPENSATION.
                           -------------------------------------

                  (a) On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties herein set forth, the Issuer hereby appoints the Placement Agent as placement agent to place Securities, and the Placement Agent hereby accepts such appointment. From the date hereof until any termination of the Placement Agent's obligations hereunder, the Placement Agent shall use its reasonable efforts to place Securities with investors permitted by the terms hereof.

                  (b) The Securities shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature provided for therein.

                  (c) As compensation for the placement services to be provided by the Placement Agent hereunder, the Issuer shall pay to the Placement Agent a fee equal to 3% of the aggregate value of the Securities issued pursuant to the Declaration (the "Commission"). Following payment in full to the Placement Agent of the Commission, the Issuer shall have no further obligation hereunder to the Placement Agent with respect to any fee.

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The Commission shall be due and payable upon sale and issuance of the
Securities. The Issuer shall have no obligation to pay the Commission with respect to any placement of the Securities which is not completed. No fee payable to any other placement agent by the Issuer or any other entity (other than any entity engaged by the Placement Agent) shall reduce or otherwise affect the fees payable hereunder to the Placement Agent.

                  2.       CLOSING. On the Closing Date, delivery of and payment
                           -------
for the Securities shall be made at the offices of The Bank of New York Trust Company, National Association or such other location or locations as shall be mutually acceptable to the parties hereto. Delivery of the Securities shall be made against payment of the purchase price therefor to the order of the Issuer in same day funds by wire transfer to an account designated by the Sponsor. Such payment shall be made upon authorization from the Placement Agent (such authorization to be given if the conditions to the Placement Agent's obligations set forth herein are either satisfied or waived) against delivery of the Securities. The Securities will be in the form requested by the Placement Agent in accordance with the terms of the Declaration.

                  3.       PAYMENT OF EXPENSES. The Sponsor agrees to pay all
                           -------------------
costs and expenses incident to the performance of the obligations of the Trust Parties under this Placement Agreement, whether or not the transactions contemplated herein are consummated or this Placement Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Securities under the securities laws of applicable jurisdictions, and (iii) the reasonable fees and expenses of the special counsel, the accountants and any other experts or advisors retained by the Trust Parties.

         Notwithstanding the foregoing, if the sale of the Securities provided for in this Placement Agreement is not consummated because (a) any condition set forth herein to be satisfied by the Trust Parties is not satisfied in all material respects, (b) because this Placement Agreement is terminated pursuant to Section 12 or (c) of any failure, refusal or inability on the part of the Trust Parties to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder in all material respects other than by a reason of a default by the Placement Agent, the Sponsor or the Parent Guarantor will reimburse the Placement Agent upon demand for all out-of-pocket expenses (including the fees and all reasonable expenses of special counsel retained by the Placement Agent, which fees and expenses, whether or not the sale contemplated by this Agreement is consummated, shall not exceed $30,000) that shall have been incurred by the Placement Agent in connection with the proposed placement of the Securities.

                  4.       REPRESENTATIONS AND WARRANTIES. Each Trust Party
                           ------------------------------
hereby represents, warrants and agrees to and with the Placement Agent, as of the Closing Date that, and as to itself only and not as to any other:

                  (a) with respect to the Issuer, it is duly formed and validly existing under the laws of the State of Delaware and, with respect to the Parent Guarantor and the Sponsor, and their significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (the "Significant Subsidiaries"), each is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, in each case, to the extent applicable with all requisite power and authority to own or transfer, as applicable, the Debentures, to conduct its business as required under the Declaration,

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this Agreement or any other documents entered into by the Trust Parties in connection with the issue and sale of the Securities (collectively, the "Transaction Documents") and to perform its obligations hereunder and under each Transaction Document, and is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business and where the failure to be so qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), earnings or business of such Trust Party, whether or not occurring in the ordinary course of business, or would otherwise be material in context of the issuance of the Securities ("Material Adverse Effect");

                  (b) this Agreement has been duly authorized, executed and delivered by each Trust Party and constitutes, and each of the Transaction Documents to which such Trust Party is a party has been duly authorized by such Trust Party and, when duly executed and delivered by the Placement Agent and the other parties thereto (if any), on the Closing Date, will constitute, legal, valid and binding obligations of such Trust Party enforceable against such Trust Party in accordance with its terms, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

                  (c) neither the Parent Guarantor, Issuer nor the Sponsor nor any of the Significant Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, operating agreement, bylaws or other governing documents (including without limitation, the Declaration);

                  (d) all of the issued and outstanding capital stock of the Sponsor and the Parent Guarantor has been duly authorized and validly issued and is fully paid and nonassessable;

                  (e) all of the issued and outstanding membership interest of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Sponsor, directly or through subsidiaries, free of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock or membership interests, as applicable, of the Parent Guarantor, Sponsor or its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws, operating agreements or code of regulations, as applicable, of the Sponsor or any of its Significant Subsidiaries or under any agreement to which the Parent Guarantor, Sponsor or any of its Significant Subsidiaries is a party or is otherwise bound.

                  (f) the Securities have been duly authorized by the Sponsor and the Issuer and, when duly executed, authenticated, issued and delivered in accordance with the Declaration against payment therefor as contemplated herein, will be validly issued and represent undivided beneficial interests in the assets of the Issuer, entitled to the benefits provided by the Declaration;

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                  (g)      with respect to the Trust Parties, no consent,
approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale or delivery of the Securities, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the other transactions contemplated by the Transaction Documents, except for those which have been obtained and are in full force and effect, and except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect;

                  (h) the execution and delivery of the Transaction Documents, the issue of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the organizational documents of such Trust Party; and the execution and delivery of the Transaction Documents, the issue of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which such Trust Party is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over such Trust Party or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a Material Adverse Effect;

                  (i) there are no pending actions, suits or proceedings against or affecting such Trust Party or any of its properties and, to the best of such Trust Party's knowledge, no such suits or proceedings are threatened or contemplated that individually or in aggregate could reasonably be expected to have a Material Adverse Effect on the Issuer's issuance of the Securities;

                  (j) no event has occurred which, had the Securities already been issued, would reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default under the Declaration;

                  (k) the Declaration does not require qualification under the U.S. Trust Indenture Act of 1939, as amended;

                  (l) neither the Trust Parties nor any affiliate of the Trust Parties nor any person acting on behalf thereof has made offers or sales of the Securities under circumstances that would require the registration of the Securities under the U.S. Securities Act of 1933, as amended (the "Securities Act");

                  (m) the Issuer is not an "investment company" as defined in the U.S. Investment Company Act of 1940, as amended;

                  (n) with respect to the Trust Parties, any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and any Transaction Document or the execution, delivery and sale of the Securities have been or will be paid on or prior to the Closing Date;

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                  (o)      there are no contracts, agreements or understandings
between any of the Trust Parties or any affiliate thereof and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act, with respect to any Securities owned or to be owned by such person; and

                  (p) subject to compliance by the Placement Agent with the relevant provisions of Section 8 hereof, the sale of the Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of Securities, no form of general solicitation or general advertising was used by the Issuer or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer nor any person acting on its behalf (other than the Placement Agent) has offered or sold, nor will the Issuer or any person acting on its behalf (other than the Placement Agent) offer or sell directly or indirectly, any Securities or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Placement Agent, would render the issuance and sale of any of the Securities as contemplated hereby a violation of
Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has the Issuer authorized, nor will it authorize, any person to act in such manner.

                  (q) The audited consolidated financial statements (including the notes thereto) and schedules of the Parent Guarantor, Sponsor and consolidated subsidiaries for the year ended December 31, 2005 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Parent Guarantor, Sponsor and consolidated subsidiaries for the period ended June 30, 2006 (the "Interim Financial Statements") provided to the Placement Agent are the most recent available audited and unaudited consolidated financial statements of the Parent Guarantor, Sponsor and consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with generally accepted accounting principles, the financial position of the Sponsor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. Such consolidated financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The accountants who certified the Financial Statements are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder as in effect on the date of this Agreement. The statutory financial statements provided to the Placement Agent (the "Statutory Financial Statements") of each of the Parent Guarantor and Sponsor's insurance company subsidiaries have, for each relevant period, been prepared in accordance with statutory accounting principles ("SAP") prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance company subsidiary, the appropriate insurance department of the state of domicile of such insurance company subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved (whether GAAP or SAP, as applicable, the "Applicable Accounting Principles").

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                  (r)      The Statutory Financial Statements and reports (the
"Regulatory Reports") required by any federal or state agency, or any court, administrative agency or commission (including insurance commissioners) or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Sponsor or its insurance subsidiaries, if any (collectively, any "Regulatory Agency"), provided to the Placement Agent are the most recently available Regulatory Reports, and the information therein fairly presents in all material respects the financial position of the Parent Guarantor, Sponsor and their subsidiaries. None of the Parent Guarantor, Sponsor or any of their subsidiaries has been requested by a Regulatory Agency to republish, restate, or refile any regulatory financial report.

                  (s) Since the respective dates of the Financial Statements, the Interim Financial Statements, the Statutory Financial Statements and the Regulatory Reports there has been no material adverse change or development with respect to the financial condition or earnings of the Parent Guarantor, Sponsor and their subsidiaries, taken as a whole.

                  (t) Neither the Parent Guarantor, Sponsor nor any of their Significant Subsidiaries is subject to or party to, or has received any notice or advice that any of them may become subject to any investigation with respect to, any agreement, consent decree or other regulatory enforcement action, proceeding or order with or by, or is subject to any directive by, any Regulatory Agency (as defined above) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies or the management or their business (each, a "Regulatory Agreement"), nor has the Parent Guarantor, Sponsor or any of their Significant Subsidiaries been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement that, in the reasonable judgment of the Parent Guarantor or Sponsor, is expected to result in a Material Adverse Effect; and there is no unresolved violation or criticism by any Regulatory Agency with respect to any report or statement relating to any examinations of the Parent Guarantor, Sponsor or any of their Significant Subsidiaries which, in the reasonable judgment of the Parent Guarantor and Sponsor, is expected to result in a Material Adverse Effect.

                  (u) The Sponsor has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. On the date hereof, the Sponsor believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote.

                  (v) Each of the Trust Parties and their subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (including, without limitation, insurance licenses from the insurance departments of the various states and jurisdictions where the insurance subsidiaries write insurance business or otherwise conduct insurance or reinsurance business, as the case may be, or as may be required by any applicable insurance statutes of such states or other jurisdictions (collectively, the "Insurance Licenses") of and from the Regulatory Agencies necessary to conduct their respective businessess as now being conducted, (collectively, including the Insurance Licenses, the "Governmental Licenses") and neither the Parent Guarantor, Issuer, the Sponsor nor any of their subsidiaries has received any notice of the proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved, or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect;

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all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Parent Guarantor, Sponsor and their subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

                  (w) The written information provided by the Parent Guarantor and Sponsor pursuant to this Placement Agreement does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (x) All obligations of the Parent Guarantor, the Sponsor and Embarcadero Insurance Holdings, Inc., a California corporation (the "Seller") under the Stock Purchase Agreement dated September 8, 2006 (the "Acquisition Agreement"), providing for the acquisition (the "Acquisition") by the Sponsor of all of the issued and outstanding stock of the Seller, and the other documents ancillary thereto required to consummate the Acquisition and the transactions contemplated thereby, have been satisfied or waived and all required approvals relating to the Acquisition have been obtained, and the Sponsor has acquired good title to all of the issued and outstanding shares of capital stock of the Seller, which such outstanding stock has been transferred to and is held as of the date hereof by the Sponsor.

                  5.       REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT
                           -----------------------------------------------
AGENT.
------

                  (a) The Placement Agent represents and warrants that it is duly organized pursuant to and validly existing under the laws of Delaware and that the Placement Agent has full power and authority to engage in the activities described in this Agreement and the other Transaction Documents.

                  (b) The Placement Agent represents and warrants that it has the right to enter into this Agreement and to perform its obligations hereunder; this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and this Agreement constitutes a legal, valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms.

                  (c) The Placement Agent represents and warrants that the execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a material breach of or material default under any material instrument by which the Placement Agent is bound or violate, in any material respect, any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

                  (d) The Placement Agent represents and warrants that it has obtained all material required governmental, regulatory or exchange approvals or licenses, and has effected all filings or registrations with any governmental agencies necessary in order to conduct its business and to act as contemplated by this Agreement and the Transaction Documents.

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                  (e)      The Placement Agent represents and warrants to the
Trust Parties that all written information concerning the Placement Agent supplied to the Trust Parties by the Placement Agent will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

                  (f) The Placement Agent represents and warrants that it has not been (i) subject to an order of the SEC issued under Section 203(f) of the Investment Advisers Act of 1940 (the "Adviser's Act"); (ii) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act; (iii) found by the SEC to have engaged, or convicted of engaging, in any of the conduct specified in paragraphs
(1), (5) or (6) of Section 203(e) of the Advisers Act; or (iv) subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act.

                  (g) The Placement Agent represents and warrants that (i) it is duly registered as a broker-dealer with the SEC pursuant to the Securities Exchange Act of 1934, as amended (ii) it is duly registered or licensed as a broker or dealer under the Blue Sky laws of each state or other jurisdiction in which it may offer and sell the Securities, to the extent required by applicable law; (iii) it is a member in good standing of the NASD; (iv) it has full corporate power and authority to perform its obligations under this Agreement; and (v) this Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes its binding and enforceable obligation in accordance with its terms.

         6.       UNDERTAKINGS BY THE ISSUER.  The Issuer agrees with the
                  --------------------------
Placement Agent as follows:

                  (a) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf (other than the Placement Agent), will engage in any directed selling efforts with respect to the Securities to any U.S. Person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

                  (b) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf (other than the Placement Agent), will make offers or sales of Securities under circumstances that would require the registration of the Securities under the Securities Act.

                  (c) For so long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144, the Issuer will provide or cause to be provided to any holder of Securities and any prospective purchaser of the Securities designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4).

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                  (d)      The Trust Parties will not claim, and will actively
resist any attempts by others to claim, the benefits of any usury laws against holders of the Securities or the Debentures.

                  (e) The Trust Parties shall not identify the Placement Agent in a press release or any other public statement without the consent of such Placement Agent which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any Trust Party shall be entitled (without the consent of the Placement Agent) to make (i) any disclosure to any rating agency when requested or required by it; and (ii) any disclosure required or requested by any governmental agency or representative thereof or pursuant to legal or judicial process.

                  (f) In the event that either (a) an Event of Default (as defined in Section 5.1 of the Indenture) has occurred and is continuing, or (b) the Sponsor has elected to defer payments of interest on the Debentures by extending the interest payment period under the Indenture (as provided for in Section 2.11 of the Indenture), the Trust Parties shall provide to (i) the holders for so long as they shall be holders, and subsequent holders of the Securities, (ii) Cohen & Company (at Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, or such other address as designated by Cohen & Company) and (iii) any beneficial owner of the Securities reasonably identified to the Trust Parties (which identification may be made by either such beneficial owner or by Cohen & Company) quarterly and annual statutory statements, as well as quarterly updates on any of its subsidiaries or affiliates, which may be in liquidation, under supervisory regulation or in runoff. To the extent that the parties identified in this Section 6(g) receive certificates and statements pursuant to the Declaration and/or the Indenture, delivery of such certificates and statements to such party pursuant to the Declaration and/or the Indenture shall satisfy the obligation of the Trust Parties under this Section 6(g)

                  (g) Each of the Trust Parties shall furnish to (i) the holders for so long as they shall be holders, and subsequent holders of the Securities, (ii) Cohen & Company (at Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, PA, 19104, or such other address as designated by Cohen & Company) and (iii) any beneficial owner of the Securities reasonably identified to the Trust Parties (which identification may be made by either such beneficial owner or by Cohen & Company), a duly completed and executed certificate in the form attached hereto as Annex C, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Trust Parties at the times set forth in the Declaration and /or the Indenture. To the extent that the parties identified in this Section 6(h) receive certificates and statements pursuant to the Declaration and/or the Indenture, delivery of such certificates and statements to such party pursuant to the Declaration and/or the Indenture shall satisfy the obligation of the Trust Parties under this Section 6(h).

                  (h) Neither the Parent Guarantor, Sponsor nor the Trust will, until one hundred eighty (180) days following the date hereof, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Securities or other securities substantially similar to the Securities other than as contemplated by this Placement Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Securities or other securities substantially similar to the Securities.

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                  7.       UNDERTAKINGS BY THE PLACEMENT AGENT. At such time as
                           -----------------------------------
Fitch Ratings has issued a rating of the Securities that meets the requirements of Section 9(g) hereof, Placement Agent shall deliver to Issuer and Parent Guarantor, a certificate to the effect that such rating has been obtained and absent a withdrawal or downgrade of such rating, the condition specified in
Section 9(g) has been satisfied.

                  8.       SELLING RESTRICTIONS.  The Placement Agent represents
                           --------------------
and warrants to the Issuer that:

                  (a) It understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. It has not offered or sold, and will not offer or sell, the Securities within the United States except to persons whom it reasonably believes to be Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) or to certain persons in transactions outside the United States in accordance with Regulation S under the Securities Act. In connection with any offer or sale in the United States or to or for the benefit of a U.S. Person, it will take reasonable steps to ensure that each purchaser of such Securities is aware that such offer or sale is being made in reliance on Rule 144A or Regulation D in a manner that would not require registration of the Securities under the Securities Act or any blue sky law of any State and that future transfers of the Securities may not be made except in compliance with applicable securities laws.

                  (b) Neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (c) It will not offer or sell the Securities outside the United States, except in accordance with the representations described herein and the restrictions set forth below:

         It has offered and sold the Securities, and will offer and sell the Securities, during the applicable Distribution Compliance Period (as defined in Rule 902 of Regulations S), only in accordance with Rule 903 or 904 of Regulation S under the Securities Act. Accordingly, it represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restriction requirements of Regulation S. It agrees that, at or prior to the confirmation of sale of Securities, it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities through it during the applicable Distribution Compliance Period a confirmation or notice of substantially the following effect:

                  "The Securities offered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) until forty calendar days after the later of the commencement of the offering of the Securities or the Closing Date, to persons other than the Placement Agent or other distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulations S or Regulation D or other exemptive provisions under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (d) It acknowledges that no action has been or will be taken by the Issuer or any other person that would permit the offer or sale of the Securities in any jurisdiction where action to implement such offer or sale of the Securities is required. The Placement Agent shall not offer or sell any Securities in any jurisdiction except in compliance with applicable law, and the Placement Agent agrees, at its own expense, to comply with all such laws. The Placement Agent shall at its own expense obtain any consent, approval or authorization required for it to offer or sell the Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Securities.

                  9.       CONDITIONS PRECEDENT. The obligations of the
                           --------------------
Placement Agent hereunder shall be subject to the accuracy in all material respects of the representations and warranties of each Trust Party contained herein as of the Closing Date, to the accuracy of the statements of each Trust Party made in any certificates delivered pursuant hereto on such date, to the performance by each Trust Party of its obligations hereunder, and to the following additional conditions:

                  (a) The Trust Parties shall have obtained all governmental authorizations required, if any, in connection with the issue and sale of the Securities and the performance of its obligations hereunder and under the Transaction Documents to which it is a party.

                  (b) Each Trust Party shall have furnished to the Placement Agent a certificate of such Trust Party signed by, in the case of the Issuer, an Administrator and, in the case of the Parent Guarantor and Sponsor, the principal executive, financial or accounting officer thereof, dated the Closing Date, to the effect that such signatory has examined this Agreement and that the representations and warranties of such party in this Agreement are true and correct in all material respects on and as of the Closing Date, and such party has performed all its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date.

                  (c)      The Placement Agent shall have been furnished with
(i) the opinion of counsel to the Sponsor and Guarantor substantially in the form set out in Annex A and (ii) the opinion of tax counsel of the Placement Agent substantially in the form set out in Annex B hereto, each dated the Closing Date.

                  (d) The conditions precedent to the performance by the Trust Parties of their obligations under the Declaration shall have been satisfied or waived.

                  (e) Prior to the Closing Date, the Trust Parties shall furnish to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

                  (f) The score assigned by Fitch Ratings to the Securities must be 3.5 or better as of the Closing Date.

                  10.      INDEMNIFICATION.
                           ---------------

                  (a) Each Trust Party agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, Placement Agent and each person, if any, who controls each of the Initial Purchaser or Placement Agent within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and their respective affiliates, officers, directors and employees (each an "Indemnified Party" and collectively the "Indemnified Parties" ), against any losses, claims, damages or liabilities, joint or several, to which an Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or any other Transaction Document. Each Trust Party agrees, jointly and severally, to reimburse the Indemnified Parties for any legal or other expenses, in each case, reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability or action arising out of or being connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or the other Transaction Documents. This indemnity agreement will be in addition to any liability that any of the Trust Parties may otherwise have.

                  (b) Promptly after receipt by an Indemnified Party under this Section 10 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission and/or delay to so notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party unless such omission and/or delay caused actual prejudice to the indemnifying party; in case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, to assume the defense thereof, with counsel satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. Counsel provided by the indemnifying party may represent the indemnifying party as well as all indemnified parties hereunder subject to the following provisions. If the defendants in any action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to or in conflict with those available to the indemnifying party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. The reasonable fees and expenses of such separate counsel for the Indemnified Party shall be paid by the indemnifying party. Notwithstanding anything to the contrary contained herein, such Indemnified Party may continue any such action on its own at its own expense. The indemnifying party may avoid its duty to indemnify under this Section 10 if the Indemnified Party, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), effects any settlement or compromise of, or consents to the entry of any judgment in, any pending or threatened action in respect of which any indemnifying party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such indemnifying party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any claim consummated without its consent.

                  11.      CONTRIBUTION.
                           ------------

                  (a) In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 10 hereof is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust, on the one hand, and the Placement Agent, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Sponsor and the Trust, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  (b) The relative benefits received by the Sponsor and the Trust, on the one hand, and the Placement Agent, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Sponsor and the Trust and the Commission received by the Placement Agent bear to the aggregate of such net proceeds and commissions.

                  (c) The Sponsor and the Trust and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this
Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

                  (d) Notwithstanding any provision of this Section 11 to the contrary, the Placement Agent shall not be required to contribute any amount in excess of the Commission.

                  (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  12.      TERMINATION. This Agreement shall be subject to
                           -----------
termination by the Placement Agent, by written notice given to the Sponsor and the Issuer prior to delivery of and payment for the Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Parent Guarantor's or the Sponsor's debt securities or preferred stock, if any, by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Parent Guarantor's or the Sponsor's debt securities or preferred stock, if any, (ii) the Issuer shall be unable to sell and deliver to the Initial Purchasers, in aggregate, at least $30,000,000 stated liquidation value of Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Parent Guarantor's or the Sponsor's securities shall have occurred on the exchange or quotation system upon which the Sponsor's securities are traded, if any, (v) a general moratorium on commercial banking activities shall have been declared either by federal or Delaware authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis, including acts of terrorism, the effect of which on financial markets is such as to make it, in the Placement Agent's reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities.

                  13.      SURVIVAL  OF  REPRESENTATIONS   AND  OBLIGATIONS.
                           ------------------------------------------------
The representations, warranties, agreements and undertakings in this Agreement shall continue in full force and effect despite completion of the arrangements for the issue and placement of the Securities or any investigation made by or on behalf of the Placement Agent.

                  14.      NOTICES.
                           -------

                  (a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

                  CRM USA Holdings Trust I
                  c/o CRM USA Holdings, Inc.
                  112 Delafield Street
                  Poughkeepsie, NY 12601
                  Facsimile: (845) 483-7389
                  Attention: James J. Scardino
in the case of notices to the Sponsor, to it at:

                  CRM USA Holdings, Inc.
                  112 Delafield Street
                  Poughkeepsie, NY 12601
                  Facsimile:  (845) 483-7389
                  Attention:  James J. Scardino

in the case of notices to the Parent Guarantor, to it at:

                  CRM Holdings, Ltd.
                  c/o CRM USA Holdings, Inc.
                  112 Delafield Street
                  Poughkeepsie, NY 12601
                  Facsimile:  (845) 483-7389
                  Attention:  James J. Scardino

and in the case of notices to the Placement Agent (other than as provided in Sections 6(g) and 6(h) hereof), to it at:

                  Cohen & Company
                  2929 Arch Street, Suite 1703
                  Philadelphia, Pennsylvania 19104
                  Facsimile:  (215) 701-8282
                  Attention:  Asset Backed Securities

                  (b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch.

                  (c) Any communication not by facsimile shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

                  15.      GOVERNING  LAW. This Agreement shall be governed by
                           --------------
and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions.

                  16.      JURISDICTION. Each of the parties hereto hereby
                           ------------
irrevocably submits to the exclusive jurisdiction of any New York State or United States federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which is brought by the Placement Agent or Trust Parties and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

                  17.      NO BANKRUPTCY PETITION. The Placement Agent covenants
                           ----------------------
and agrees that, prior to the date which is one year and one day after the payment in full of all Securities issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law. The provisions of this Section shall survive termination of this Agreement for any reason whatsoever.

                  18.      SUCCESSORS. This Agreement will inure to the benefit
                           ----------
of and be binding upon the parties hereto and their respective successors and assigns (and each assignee's collateral manager, if any), and no other person will have any right or obligations hereunder.

                  19.      COUNTERPARTS. This Agreement may be executed in any
                           ------------
number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  20.      DISCLOSURE OF TAX TREATMENT AND TAX STRUCTURE.
                           ---------------------------------------------
Notwithstanding anything to the contrary contained herein, the parties hereto (and their employees, representatives and other agents and, other than in the case of a C corporation, their beneficial owners) may disclose, and acknowledge that at no time have they been restricted from disclosing (other than as set forth in Treasury Regulation Section 1.6011-4(b)(3)(ii)(B)), at any time to any and all persons, without limitation of any kind, any and all information relating to, and any facts relevant to understanding, the United States federal income tax treatment of this Agreement and any related Transaction Documents and the transactions contemplated hereby and thereby, and all materials of any kind, including tax analyses, relating to such tax treatment or the facts relevant to understanding such tax treatment; provided, however, that no person may disclose identifying information with respect to any party hereto or to any related transaction document or any of their affiliates, or information from which the identity of any such person may reasonably be inferred, or any non-public business, financial or other information or term, that is not relevant to understanding the United States federal income tax treatment of the transactions contemplated hereby and by any other Transaction Document.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the date hereinabove set forth.

                                      CRM USA Holdings, Inc.


                                      By:    /s/ James J. Scardino
                                             -----------------------------------
                                      Name:  James J. Scardino
                                      Title: Chief Financial Officer

                                      CRM Holdings, Ltd.


                                      By:    /s/ Daniel G. Hickey, Jr.
                                             -----------------------------------
                                      Name:  Daniel G. Hickey, Jr.
                                      Title: Co-Chief Executive Officer


                                      CRM USA Holdings Trust I


                                      By:    CRM USA Holdings, Inc., as Sponsor
                                             -----------------------------------


                                      By:    /s/ James J. Scardino
                                             -----------------------------------
                                      Name:  James J. Scardino
                                      Title: Administrator

                                      Cohen & Company, as Placement Agent


                                      By:    /s/ Michael Shenkman
                                             -----------------------------------
                                      Name:  Michael Shenkman
                                      Title: Chief Financial Officer

                                                                         ANNEX A

         Pursuant to Section 9(c) of the Placement Agreement, special counsel for the Sponsor and Parent Guarantor shall deliver an opinion in substantially the following form:

         1. Each of the Parent Guarantor and the Sponsor is validly existing as a stock insurance company in good standing under the laws of ________ and Delaware, as applicable, and the capital reserve accounts of the Parent Guarantor and Sponsor and their insurance subsidiaries are in compliance with all applicable regulatory authorities with jurisdiction over such entities. To the best of our knowledge, each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each of the Parent Guarantor, Sponsor and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and conduct its business as such business is currently conducted in all material respects. All outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Sponsor or Parent Guarantor.

         2. The issuance, sale and delivery of the Securities in accordance with the terms and conditions of the Placement Agreement and the Transaction Documents have been duly authorized by all necessary actions of the Parent Guarantor's and the Sponsor 's Board of Directors (the "Board"). All of the Capital Securities have been duly and validly authorized by the Board and, when delivered in accordance therewith, will be duly and validly issued, fully paid and nonassessable, and will conform to the description thereof in the applicable Transaction Documents.

         3. Each of the Parent Guarantor and the Sponsor has all requisite corporate power to enter into and perform their obligations under the Transaction Documents, which have been duly and validly authorized, executed and delivered each of the Parent Guarantor and the Sponsor and constitute the legal, valid and binding obligations thereof enforceable in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, and except as the indemnification and contribution provisions thereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

         4. Each of the Transaction Documents has been duly authorized, executed and delivered by each of the Parent Guarantor and the Sponsor, and constitutes a valid and legally binding obligation of the Parent Guarantor and the Sponsor enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other laws affecting the rights and remedies of creditors generally and to general principles of equity.

         5. The Debt Securities have been duly authorized, executed and delivered by the Sponsor, are entitled to the benefits of the Indenture and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, will constitute legal, valid and binding obligations of the Sponsor enforceable against the Sponsor in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other laws affecting the rights and remedies of creditors generally and to general principles of equity.

         6. Neither the Parent Guarantor, the Sponsor nor any of the Significant Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, bylaws or other governing documents. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Parent Guarantor, the Sponsor or the Significant Subsidiaries or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the articles of incorporation or charter, bylaws or other governing documents of the Parent Guarantor, the Sponsor or, the Significant Subsidiaries or any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Parent Guarantor, the Sponsor or the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Parent Guarantor, the Sponsor or the Significant Subsidiaries or any of their respective properties which, in each case, is material to (i) the Parent Guarantor, the Sponsor or the Significant Subsidiaries on a consolidated basis and (ii) the transactions contemplated in the Transaction Documents.

         7. Except for filings, registrations, or qualifications that may be required by securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of New York in connection with the transactions contemplated in the Transaction Documents.

         8. No action, suit or proceeding at law or in equity is pending or threatened to which the Parent Guarantor, the Sponsor or the Significant Subsidiaries is or may be a party, and no action, suit or proceeding is pending or threatened against or affecting the Parent Guarantor, the Sponsor or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the Transaction Documents or the issuance and sale of the securities contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Parent Guarantor, the Sponsor or the Significant Subsidiaries on a consolidated basis.

         9. Assuming the accuracy of the representations and warranties and compliance with the Transaction Documents, it is not necessary in connection with the offering, sale and delivery of the securities and the Guarantee Agreement to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Transaction Documents, and the Indenture, Declaration and Guarantee Agreement are not required to be qualified under the Trust Indenture Act of 1939.

         10. Neither the Parent Guarantor, the Sponsor or the Significant Subsidiaries is an "investment company" or an entity "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.

                                                                         ANNEX B

         Pursuant to Section 9(c) of the Placement Agreement, tax counsel shall deliver an opinion in substantially the following form:

         It is our opinion that, under current law and assuming the performance of the Transaction Documents in accordance with the terms described therein, the Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Sponsor. It is our opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         Our opinion is based on and limited to the U.S. Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding upon the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                                                         ANNEX C

                         OFFICER'S FINANCIAL CERTIFICATE

         The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Placement Agreement, dated as of ____________, 2006, among CRM USA Holdings, Inc. (the "Sponsor"), CRM Holdings, Ltd. (the "Parent Guarantor"), CRM USA Holdings Trust I (the "Issuer") and Cohen & Company, as of [date], [20__], the Sponsor and the Parent Guarantor, if applicable, and the Subsidiary Insurance Companies (as defined below) had the following ratios and balances:

[For the Sponsor and Parent Guarantor, if applicable, and each Subsidiary Insurance Company (as defined below) provide:]

[INSURANCE COMPANY]
As of [Quarterly/Annual Financial Date], 20__

NAIC Risk Based Capital Ratio (authorized control level)                ______%

Total Policyholders Surplus                                            $______

Consolidated Debt to Total Policyholders Surplus                        ______%

Total Assets                                                           $______

NAIC Class 1 & 2 Rated Investments to Total Fixed Income Investments    ______%

NAIC Class 1 & 2 Rated Investments to Total Investments                 ______%

Return on Policyholders' Surplus                                        ______%

Net Premiums Written                                                   $______

[For Property & Casualty Companies also provide:]

[Expense Ratio]                                                         ______%

Loss and LAE Ratio                                                      ______%

Combined Ratio                                                          ______%

Net Premiums Written (annualized) to Policyholders Surplus              ______%]

* A table describing the quarterly report calculation procedures is provided on page __

The following is a complete list as of [Quarterly/Annual Financial Date] of the Sponsor's subsidiaries which are authorized to write insurance business or otherwise conduct insurance or reinsurance business (the "Subsidiary Insurance Companies"):

                    [List of Subsidiary Insurance Companies]

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Sponsor and its consolidated subsidiaries for the three years ended [date], 20__ and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Sponsor and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__] for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Sponsor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

The Statutory Financial Statements fairly present in all material respects in accordance with Applicable Accounting Principles as defined in the Indenture) the financial position of the subject insurance company and have been prepared in accordance with Applicable Accounting Principles.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.

                                          CRM USA Holdings, Inc.

                                          By:
                                                -------------------------------
                                          Name:

                                          112 Delafield Street
                                          Poughkeepsie, NY 12601
                                          (845) 452-4100

                                       C-2